Press Release

Source:	BNC Bancorp

Contact:	W. Swope Montgomery, Jr.
President and CEO
336-869-9200

BNC Bancorp Announces Increase in Earnings for First Quarter 2013

High Point, NC – BNC Bancorp (NASDAQ: BNCN) (“Company”), parent company for Bank of North Carolina (“Bank”), today reported financial results for the quarter ended March 31, 2013.

For the quarter ended March 31, 2013, net income totaled $4.3 million, an increase of $2.6 million, or 148.1%, when compared to net income of $1.7 million for the first quarter of 2012. Net income available to common shareholders for the quarter ended March 31, 2013 was $3.8 million, or $0.14 per diluted share, compared to $1.1 million, or $0.11 per diluted share, for the first quarter of 2012.

Total assets at March 31, 2013 were $2.93 billion, an increase of $520.3 million, or 21.6%, compared to $2.41 billion at March 31, 2012. The increase was due to continued growth in our North Carolina franchise, along with the acquisition and integration of First Trust Bank (“First Trust”), KeySource Financial (“KeySource”), Carolina Federal Savings Bank (“Carolina Federal”) and, to a lesser extent, two branches that were acquired from The Bank of Hampton Roads (“BHR”) during 2012.

Total assets at March 31, 2013 decreased by $154.6 million, or 5.0%, to $2.93 billion, as compared to total assets of $3.08 billion at December 31, 2012. As part of the KeySource and First Trust acquisitions, management’s intention was to utilize excess liquidity and the acquired securities portfolios to repay wholesale and non-core deposits as they matured. The Company has been successful at reducing this inefficient component of the acquired balance sheets, and thus has experienced a decline in total assets during the first quarter of 2013 as compared to year end 2012. This deleveraging has helped the Company execute on its strategic initiative to improve capital ratios and net interest margin during the first quarter of 2013.

Included in the financial results for the quarters ended March 31, 2013 and 2012 are $491,000 and $1.6 million, respectively, of net gains from securities and acquisitions and $1.0 million and $847,000, respectively, of transaction-related expenses.

Average common shares outstanding have increased significantly since the first quarter of 2012 as a result of the $72.5 million capital raise in the second quarter of 2012 and the acquisitions of both KeySource and First Trust during the second half of 2012. For the quarters ended March 31, 2013 and 2012, average fully-diluted shares outstanding were 26.5 million and 10.9 million, respectively.

Highlights for 2013:

•	Announced redemption of Series A Preferred Stock with non-dilutive term loan;

•	Net income available to common shareholders of $3.8 million for the first quarter of 2013, an increase of 233.6% compared to first quarter of 2012;

•	Diluted earnings per share for first quarter of 2013 was $0.14, an increase of 27.3% compared to first quarter of 2012;

•	Net interest margin increased to a healthy 4.20% for the first quarter of 2013, compared to 3.80% for the first quarter of 2012;

•	Net interest margin, before hedging costs, increased to 4.54% for the first quarter of 2013, compared to 4.17% for the first quarter of 2012;

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•	Successful core conversion of the First Trust customer base, with integration and cost savings on schedule;

•	Converted all Series B Convertible Preferred Stock to non-voting common; and

•	Tangible common equity ratio of 7.64% at March 31, 2013, compared to 3.73% at March 31, 2012.

W. Swope Montgomery, Jr., President and CEO, stated, “While 2012 was a year of strategic growth and diversification, in 2013 we have further enhanced our focus on integration, operating efficiency, and earnings. We continue to actively pursue strategic acquisitions that provide depth in our key markets; however, we are cultivating the investments made over the past several years in growth markets, non-interest income sources, a more diversified deposit base, and an elite-level senior management team into key drivers of financial performance. Our first quarter earnings are evidence that our internal focus on efficiency, integration, and execution are on track.

Our net interest margin, with and without fair value accretion, is up significantly from year ago levels, due to an aggressive repricing of deposit accounts and a more efficient earning asset base. Our mortgage department continues to increase origination volumes and related revenues by double digit rates on a quarter-to-quarter basis, while remaining at or above 55% in purchase volume. Credit metrics, despite the impact of acquisitions on the nominal amounts, continue to show overall positive trends, especially when including the reduction in performing troubled debt restructurings in the first quarter.

With this being the Company’s last earnings release before my retirement as CEO, I am very proud of the strength and soundness of our balance sheet, and the upwards momentum of earnings that I pass to my dear friend and very deserving successor, Rick Callicutt, currently our Executive Vice President and Chief Operating Officer. Our Company is in great shape as we head into the future in terms of financial strength, positioning, and leadership.”

“We were pleased to announce that after receiving regulatory approval, on April 26, 2013 we closed on a $30 million term loan at the holding company level and used the proceeds to redeem the $31.26 million of Series A preferred stock initially issued under the Capital Purchase Program of the U.S. Treasury. This transaction will have minimal to no impact on Bank-level capital ratios, and will save the Company approximately $1.0 million after-tax annually from current levels and $1.8 million if the preferred stock had stepped up to the 9% coupon on December 5, 2013,” said Rick Callicutt.

Operating Results

Fully taxable-equivalent (“FTE”) net interest income for the first quarter of 2013 was $27.5 million, an increase of $1.9 million from $25.6 million in the fourth quarter of 2012, and an increase of $7.5 million from $20.0 million in the first quarter of 2012. FTE net interest margin was 4.20% for the first quarter of 2013, an increase of 11 basis points from 4.09% for the fourth quarter of 2012, and an increase of 40 basis points from FTE net interest margin of 3.80% for the first quarter of 2012.

Average interest-earning assets were $2.65 billion for the first quarter of 2013, an increase of $155.2 million from $2.50 billion during the fourth quarter of 2012, and an increase of $537.2 million from $2.11 billion for the first quarter of 2012. The increase from the fourth quarter of 2012 is due to the full quarter impact of the interest-earning assets purchased from First Trust in November 2012, while the increase from first quarter 2012 is primarily due to the interest-earning assets acquired from First Trust, KeySource, BHR and Carolina Federal during 2012.

The Company’s average yield on interest-earning assets decreased 5 basis points from 5.38% in the fourth quarter of 2012 to 5.33% in the first quarter of 2013, as compared to 5.43% for the first quarter of 2012. The decrease from the fourth quarter of 2012, as well as the first quarter of 2012, is due to the maturity and replacement of higher yielding investment securities with investment securities with lower yields. Loan accretion during the first quarter of 2013 totaled $3.3 million, an increase of $247,000 from loan accretion of $3.1 million for the fourth quarter of 2012, and an increase of $1.9 million from the first quarter of 2012.

Average interest-bearing liabilities were $2.41 billion for the first quarter of 2013, an increase of $119.1 million from $2.30 billion for the fourth quarter of 2012, and an increase of $317.7 million from $2.10 billion for the first quarter of 2012. The increase from the fourth quarter of 2012 is due to the full quarter impact of the liabilities assumed from First Trust in November 2012, while the increase from first quarter 2012 is primarily due to the acquisition of First Trust, KeySource, BHR and Carolina Federal.

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The Company’s average cost of interest-bearing liabilities was 1.24% for the first quarter of 2013, a decrease of 17 basis points compared to 1.41% for the fourth quarter of 2012, and a decrease of 40 basis points from 1.64% for the first quarter of 2012. This decrease is due to the Company’s decision to reduce exposure to higher cost deposit products and aggressively reduce deposit rates over the past two quarters. Decreases in the average cost of deposits were slightly offset by an increase in cash flow hedging expense, which totaled $2.2 million for the first quarter of 2013, compared to $2.1 million for the fourth quarter of 2012 and $1.9 million for the first quarter of 2012. Without the cash flow hedging expense, FTE net interest margin for the first quarter of 2013 was 4.54%, compared to 4.43% for the fourth quarter of 2012 and 4.17% for the first quarter of 2012.

Average Yields / Costs (FTE)
(unaudited)

	Three Months Ended
	3/31/2013	12/31/2012	3/31/2012
Earning asset yield	5.33%	5.38%	5.43%
Cost of interest-bearing liabilities	1.24%	1.41%	1.64%
Cost of funds	1.12%	1.28%	1.53%
Net interest spread	4.09%	3.97%	3.79%
Net interest margin	4.20%	4.09%	3.80%

Net interest margin w/o hedging expense	4.54%	4.43%	4.17%

Non-interest income was $6.2 million for the first quarter of 2013, a decrease of $4.2 million compared to non-interest income of $10.4 million for the fourth quarter of 2012, and an increase of $393,000 from $5.8 million for the first quarter of 2012. Included in non-interest income for the first quarter of 2013 is $719,000 of additional bargain purchase gain related to the purchase of First Trust, which was due to a post-acquisition fair value adjustment. Excluding non-recurring sources of income, which includes gains on acquisitions, FDIC-related income and gain (loss) on sale of securities, non-interest income was $5.0 million for the first quarter of 2013, an increase of $600,000 from the $4.4 million for the fourth quarter of 2012, and an increase of $2.0 million from $3.0 million in the first quarter of 2012. This increase is primarily due to increased volume of mortgage originations, as the Company continues to expand commissioned originators across key target markets.

Non-interest expense was $23.1 million for the first quarter of 2013, a decrease of $1.8 million compared to non-interest expense of $24.9 million for the fourth quarter of 2012, and an increase of $5.3 from $17.8 million for the first quarter of 2012. Excluding transaction-related costs, non-interest expense for the first quarter of 2013 was $22.1 million, a decrease of $1.4 million from $23.5 million for the fourth quarter of 2012, and an increase of $5.1 million from $17.0 million for the first quarter of 2012. The decrease from the fourth quarter of 2012 was primarily due to a $1.9 million reduction in valuation adjustments for other real estate owned (“OREO”). The increase from the first quarter of 2012 was primarily due to an increased number of employees and facilities purchased through the acquisitions of First Trust, KeySource, BHR and Carolina Federal.

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Non-Interest Income / Non-Interest Expense
(dollars in thousands; unaudited)

	Three Months Ended
	3/31/2013	12/31/2012	3/31/2012
Non-interest income
Mortgage fees	$2,381	$1,902	$1,116
Service charges	926	916	738
SBA income	353	250	228
Earnings on bank-owned life insurance	559	541	410
Gain (loss) on sale of securities	(228)	651	1,619
Gain on acquisitions	719	4,972	-
Other	1,492	1,162	1,698
Total non-interest income	$6,202	$10,394	$5,809

Non-interest expense
Salaries and employee benefits	$12,805	$12,316	$9,901
Occupancy	1,683	1,527	1,120
Furniture and equipment	1,379	1,222	1,074
Data processing and supply	723	761	697
Advertising and business development	587	489	388
Insurance, professional and other services	1,458	1,983	1,345
FDIC insurance assessments	666	457	600
Loan, foreclosure and other real estate owned	2,018	3,665	1,476
Other	1,797	2,451	1,224
Total non-interest expense	23,116	24,871	17,825
Less: Transaction-related expenses	1,035	1,406	847
Total adjusted non-interest expense	$22,081	$23,465	$16,978

The following is a summary of transaction-related expenses incurred by transaction:

Transaction Related Expenses
(dollars in thousands; unaudited)

	Three Months Ended
Transaction	3/31/2013	12/31/2012	3/31/2012
Blue Ridge	$-	$-	$538
Regent	-	-	309
Carolina Federal	111	309	-
KeySource	76	215	-
BHR	-	33	-
First Trust	848	823	-
CPP/TARP*	-	26	-
Total	$1,035	$1,406	$847

* Costs associated with auction of CPP Preferred Stock and repurchase of related warrants from the United States Treasury

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Additional Operating Highlights

Total portfolio loans have decreased by $4.1 million from December 31, 2012 to $2.03 billion as of March 31, 2013. At March 31, 2013, the Company’s loan portfolio included $237.8 million in loans covered under loss-share agreements and $1.79 billion of non-covered loans, as compared to $248.9 million and $1.79 billion of loans covered under loss-share agreements and non-covered loans, respectively, as of December 31, 2012.

	Gross Loan Growth
	(dollars in thousands; unaudited)

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Loans covered by loss share, at fair value	$226,358	$248,930	$257,103	273,509	$307,097
Loans not covered by loss share, at fair value	318,808	340,129	193,274	61,568	30,074
Loans, other	1,485,983	1,446,199	1,450,015	1,425,210	1,387,455
Total portfolio loans	$2,031,149	$2,035,258	$1,900,392	$1,760,287	$1,724,626

Loan growth (quarter/quarter):
Total portfolio loans	-0.2%	7.1%	8.0%	2.1%	8.7%
Loans, other	2.8%	-0.3%	1.7%	2.7%	2.2%
Annual growth of loans not covered under loss-share	27.3%

Total deposits at March 31, 2013 were $2.51 billion, a decrease of 5.6% from total deposits of $2.66 billion as of December 31, 2012. This decrease was primarily due to the Company’s decision to utilize excess liquidity and the acquired securities portfolios to repay wholesale and non-core deposits as they matured, as well as aggressively reducing deposit rates over the past two fiscal quarters. While wholesale deposits as a percentage of total deposits at March 31, 2013 remained consistent with December 31, 2012, wholesale certificates of deposit decreased by $47.1 million from December 31, 2012. Transactional accounts, which are comprised of non-interest bearing and interest-bearing demand accounts, increased $319.3 million, or 28.5%, over the past twelve months. At March 31, 2013, time deposits were 42.6% of total deposits, compared to 43.7% at December 31, 2012.

	Total Deposit Growth
	(dollars in thousands; unaudited)

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Non-interest bearing demand	$267,458	$275,605	$207,928	$180,238	$162,857
Interest-bearing demand	1,171,484	1,221,089	1,067,855	960,597	956,784
Time deposits	1,069,207	1,159,615	1,033,304	948,658	996,831
Total	$2,508,149	$2,656,309	$2,309,087	$2,089,493	$2,116,472

Deposit growth (quarter/quarter)	-5.6%	15.0%	10.5%	-1.3%	-0.1%

Annual deposit growth	18.5%

Asset Quality

Net loan charge-offs for the first quarter of 2013 were $7.5 million, which included $3.8 million on loans covered under loss-share agreements and $3.7 million on loans not covered under loss-share agreements. The Company’s cost for the covered net loan charge-offs was $766,000, with the remainder being reimbursed by the FDIC. Combined with the $3.7 million of non-covered charge-offs, the Company incurred $4.5 million in charge-off losses, or 0.89% of average loans, during the first quarter of 2013, compared to $3.8 million, or 0.78% of average loans, for the fourth quarter of 2012, and $3.8 million, or 0.89% of average loans, for the first quarter of 2012.

Nonperforming assets, which consist of nonaccrual loans, loans 90 days or more past due and OREO, were 4.48% of total assets at March 31, 2013, compared to 3.93% at December 31, 2012. Nonperforming assets not covered by loss-share were 2.19% of total assets not covered by loss-share as of March 31, 2013, compared to 1.82% at December 31, 2012. The covered assets are covered by FDIC loss-share agreements that provide 80% protection on those assets and are being carried at estimated fair value.

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	Asset Quality Information
	(dollars in thousands; unaudited)

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Nonaccrual loans not covered by loss-share	$27,212	$22,442	$25,220	$25,351	$17,481
Nonaccrual loans covered by loss-share	52,274	46,981	54,427	61,695	69,797
OREO not covered by loss-share	31,177	28,811	25,589	23,655	25,212
OREO covered by loss-share	20,709	23,102	30,077	35,105	43,603
90 days past due not covered by loss-share	-	-	4,137	-	-
90 days past due covered by loss-share	-	-	1	5	652
Total nonperforming assets	$131,372	$121,336	$139,345	$145,811	$156,745
Nonperforming assets not covered by loss-share	$58,389	$51,253	$54,840	$49,006	$42,693

Total assets	$2,929,191	$3,083,788	$2,711,173	$2,442,815	$2,408,890
Total assets less covered assets	2,670,691	2,811,756	2,411,708	2,123,131	2,058,190

Total portfolio loans	2,031,149	2,035,258	1,900,392	1,760,287	1,724,626
Total accruing loans	1,951,663	1,965,835	1,820,851	1,673,241	1,637,348
Total portfolio loans less fair value loans	1,485,983	1,458,654	1,450,015	1,425,210	1,387,455
Total portfolio loans less covered loans	1,793,358	1,786,328	1,631,004	1,475,708	1,417,529

Total allowance for loan losses	38,148	40,292	34,823	40,856	36,722
Allowance for loans not covered by loss-share	24,966	25,028	24,831	27,284	24,290
Allowance for loans covered by loss-share	13,182	15,264	9,992	13,572	12,432

Ratio of nonperforming assets to total assets	4.48%	3.93%	5.14%	5.97%	6.51%
Not covered by loss-share	2.19%	1.82%	2.27%	2.31%	2.07%

Ratio of nonperforming loans to total portfolio loans	3.91%	3.41%	4.40%	4.95%	5.10%
Not covered by loss-share	1.52%	1.26%	1.79%	1.72%	1.23%

Ratio of allowance for loan losses to total portfolio loans	1.88%	1.98%	1.83%	2.32%	2.13%
Total portfolio loans less fair value loans to allowance not covered by loss-share	1.68%	1.72%	1.71%	1.91%	1.75%

Net charge-offs, QTD	$7,542	$6,269	$10,099	$9,077	$5,723
Net charge-offs, non-covered portion, QTD (1)	4,478	3,792	6,882	5,053	3,779
Ratio of net charge-offs, non-covered portion, QTD to average portfolio loans, annualized (1)	0.89%	0.78%	1.54%	1.17%	0.89%

Loans restructured/modified not included in above, (not 90 days past due or on nonaccrual)	$10,896	$35,889	$38,239	$34,061	$29,617

(1) Non-covered portion represents the Company's non-covered charge-offs and the 20% portion of the charge-offs relating to loans covered under loss-share agreements.

During the first quarter of 2013, the Company recorded a provision for loan losses of $4.1 million, a decrease from $5.5 million recorded in the fourth quarter of 2012 and $5.2 million recorded during the first quarter of 2012. Of the $4.1 million in provision expense, $3.7 million related to legacy non-covered loans. During the first quarter of 2013, the Company recorded a gross provision of $2.4 million for loss-share loans, of which $1.9 million was recorded through a FDIC indemnification asset and the remaining $500,000 was recorded through the Company’s provision expense.

The allowance for loan losses was $38.1 million at March 31, 2013, a decrease of $2.1 million from $40.3 million at December 31, 2012. Loan loss reserves to total portfolio loans were 1.88% and 1.98% at March 31, 2013 and December 31, 2012, respectively. The allowance for loan loss allocated to loans not marked to fair value was 1.68% and 1.72% at March 31, 2013 and December 31, 2012, respectively. The components of the allowance for loan loss as of March 31, 2013 are as follows:

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	Allowance for Loan Loss Summary
	(dollars in thousands; unaudited)
	At March 31, 2013
				Allowance
		Allowance		for
		for	Net	Loan Losses
	Loans	Loan Losses	Loans	%
Loans covered under loss-share agreements, at fair value	$226,358	$(13,182)	$213,176	5.82%
Loans not covered under loss-share agreements, at fair value	318,808	-	318,808	-
Loans, other (1)	1,485,983	(24,966)	1,461,017	1.68%
Total portfolio loans	$2,031,149	$(38,148)	$1,993,001	1.88%

(1) Includes $11,433 of loans covered by loss-share agreements not recorded at fair value at March 31, 2013

Nonaccrual loans not covered by loss-share agreements totaled $27.2 million at March 31, 2013, an increase from $22.4 million at December 31, 2012. Nonaccrual loans covered by loss-share agreements totaled $52.3 million as of March 31, 2013, an increase from $47.0 million at December 31, 2012. Included in the non-covered total are certain credit relationships that were performing when acquired during 2012 from Carolina Federal, KeySource, or First Trust, and have since deteriorated into nonaccrual status. In addition, two credits in the originated portfolio amounting to $5.4 million migrated from a performing troubled debt restructuring (“TDR”) category into nonaccrual during the first quarter of 2013, accounting for a portion of the $25.0 million decline in total performing TDRs discussed below.

TDRs were $23.6 million as of March 31, 2013, of which $4.5 million is covered under loss-share. Of the $23.6 million of TDRs, $10.9 million are performing under the terms of the restructured agreements. This is compared to $44.9 million of TDRs as of December 31, 2012, of which $35.9 million were performing under the terms of the restructured agreements. The decrease in performing TDRs is primarily due to a significant amount of restructurings that are no longer required to be reported as TDRs as of March 31, 2013 due to contractual performance over a passage of time, as well as $5.4 million that migrated into nonaccrual as discussed above.

OREO at March 31, 2013 totaled $51.9 million, which is consistent with the OREO balance at December 31, 2012. At March 31, 2013, the carrying value of OREO covered by loss-share agreements was $20.7 million, a decrease of $2.4 million from $23.1 million at December 31, 2012. OREO not covered by loss-share agreements totaled $31.2 million at March 31, 2013, an increase of $2.4 million from $28.8 million at December 31, 2012. Of the $31.2 million in non-covered OREO at March 31, 2013, $6.1 million was acquired from First Trust or KeySource.

Capital Position

On March 31, 2013, shareholders’ equity was $284.1 million, an increase of $1.9 million from shareholders’ equity of $282.2 million as of December 31, 2012. As noted above, 1,804,566 shares of Series B preferred stock were converted to non-voting common stock in February 2013.

As highlighted earlier, on April 26, 2013 the Company closed on a $30 million term loan and, on April 29, 2013, used the proceeds to redeem the $31.26 million of Series A preferred stock initially issued under the Capital Purchase Program of the U.S. Treasury. After this redemption, the Company will no longer have any preferred shares issued and outstanding.

All of the Bank’s and Company’s capital ratios exceeded the minimum thresholds established for a well-capitalized bank by regulatory measures.

On April 23, 2013, the Board of Directors of BNC Bancorp declared a $0.05 per share quarterly cash dividend on its common stock, payable May 24, 2013 to shareholders of record on May 10, 2013.

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About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with $2.93 billion in assets. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 32 banking offices in North and South Carolina. The Bank’s seven locations in South Carolina operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN."

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp's management uses these "non-GAAP" measures in their analysis of the Company's performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

“SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.   This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions may not be fully realized or realized within the expected time frame; (iii) the performance of our mortgage and SBA division; and (iv) anticipated acquisition opportunities may be available on terms acceptable to BNC Bancorp or at all. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp’s filings with the Securities and Exchange Commission (the “SEC”), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission’s website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

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PERFORMANCE SUMMARY

BNC BANCORP

(Dollars in thousands, except per share data, shares in thousands)

(Unaudited)

	For the
	Three Months Ended
	March 31, 2013	March 31, 2012	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$33,151	$27,179	22.0%
Interest expense	7,363	8,567	(14.1)
Net interest income	25,788	18,612	38.6
Provision for loan losses	4,115	5,179	(20.5)
Net interest income after provision for loan losses	21,673	13,433	61.3
Non-interest income	6,202	5,809	6.8
Non-interest expense	23,116	17,825	29.7
Income before income tax expense (benefit)	4,759	1,417	235.9
Income tax expense (benefit)	480	(308)	(255.8)
Net income	4,279	1,725	148.1
Preferred stock dividends and discount accretion	529	601	(12.0)
Net income available to common shareholders	$3,750	$1,124	233.6

PER SHARE DATA
Earnings per share, basic	$0.14	$0.11	27.3
Earnings per share, diluted	0.14	0.11	27.3
Tangible common book value per share	8.36	9.75	(14.3)

Weighted average participating common shares:
Basic	26,464	10,911
Diluted	26,476	10,920
Period-end number of shares:
Common	26,472	9,114
Convertible preferred	-	1,805

PERFORMANCE RATIOS
Return on average assets	0.58%	0.29%
Return on average common equity	6.12%	4.09%
Return on average tangible common equity	7.33%	5.93%
Net interest margin (FTE)	4.20%	3.80%
Net interest margin w/o hedging expense (FTE)	4.54%	4.17%
Average equity to average assets	9.61%	6.55%
Allowance for loan losses as a % of portfolio loans	1.88%	2.13%
Total portfolio loans less fair value loans to allowance not covered by loss-share	1.68%	1.75%
Nonperforming assets to total assets, end of period	4.48%	6.51%
Not covered by loss share	2.19%	2.07%
Ratio of net charge-offs, with covered portion, to average total loans, annualized	0.89%	0.89%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$(228)	$1,619
Acquisition gains	719	-
Fair value accretion	3,333	1,472
FDIC related income	743	1,152
Hedging instrument expense	2,205	1,919
OREO valuation adjustments	785	703
Merger related expenses	1,035	847

PERFORMANCE SUMMARY

BNC BANCORP

(Dollars in thousands, except per share data, shares in thousands)

(Unaudited)

	For the
	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$33,151	$32,224	$27,814	$26,298	$27,179
Interest expense	7,363	8,119	8,063	8,142	8,567
Net interest income	25,788	24,105	19,751	18,156	18,612
Provision for loan losses	4,115	5,520	3,708	8,330	5,179
Net interest income after provision for loan losses	21,673	18,585	16,043	9,826	13,433
Non-interest income	6,202	10,394	5,253	11,682	5,809
Non-interest expense	23,116	24,871	20,399	19,177	17,825
Income before income tax expense (benefit)	4,759	4,108	897	2,331	1,417
Income tax expense (benefit)	480	(940)	(492)	40	(308)
Net income	4,279	5,048	1,389	2,291	1,725
Preferred stock dividends and discount accretion	529	601	601	601	601
Net income available to common shareholders	$3,750	$4,447	$788	$1,690	$1,124

Net interest income, as reported	$25,788	$24,105	$19,751	$18,156	$18,612
Tax-equivalent adjustment	1,673	1,533	1,349	1,467	1,365
Net interest income, tax-equivalent	$27,461	$25,638	$21,100	$19,623	$19,977

PER SHARE DATA
Earnings per share, basic	$0.14	$0.19	$0.04	$0.13	$0.11
Earnings per share, diluted	0.14	0.19	0.04	0.13	0.11

Weighted average participating common shares:
Basic	26,464	24,272	21,645	13,550	10,911
Diluted	26,476	24,277	21,646	13,556	10,920
Period-end number of shares:
Common	26,472	24,650	21,359	9,154	9,114
Convertible preferred	-	1,805	1,805	1,877	1,805

PERFORMANCE RATIOS
Return on average assets	0.58%	0.72%	0.22%	0.38%	0.29%
Return on average common equity	6.12%	8.16%	1.75%	5.63%	4.09%
Return on average tangible common equity	7.33%	9.76%	2.30%	7.89%	5.93%
Net interest margin (FTE)	4.20%	4.09%	3.75%	3.71%	3.80%
Net interest margin w/o hedging expense (FTE)	4.54%	4.43%	4.11%	4.08%	4.17%
Average equity to average assets	9.61%	9.43%	9.55%	7.69%	6.55%
Allowance for loan losses as a % of portfolio loans	1.88%	1.98%	1.83%	2.32%	2.13%
Total portfolio loans less fair value loans to allowance not covered by loss-share	1.68%	1.72%	1.71%	1.91%	1.75%
Nonperforming assets to total assets, end of period	4.48%	3.93%	5.14%	5.97%	6.51%
Not covered by loss share	2.19%	1.82%	2.27%	2.31%	2.07%
Ratio of net charge-offs, with covered portion, to average total loans, annualized	0.89%	0.92%	1.54%	1.17%	0.89%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$(228)	$651	$756	$-	$1,619
Acquisition gains	719	4,972	-	7,734	-
Fair value accretion	3,333	3,086	1,068	1,028	1,472
FDIC related income	743	403	673	238	1,152
Hedging instrument expense	2,205	2,133	2,014	1,874	1,919
OREO valuation adjustments	785	2,734	1,603	2,038	703
Merger related expenses	1,035	1,406	1,861	1,098	847

PERFORMANCE SUMMARY

BNC BANCORP

(Dollars in thousands)

(Unaudited)

	As of
	March 31, 2013	December 31, 2012	% Change
SELECTED BALANCE SHEET DATA
End of period balances
Portfolio loans:
Loans not covered by loss share	$1,793,358	$1,786,328	0.4%
Loans covered by loss share	237,791	248,930	(4.5)
Allowance for loan losses	(38,148)	(40,292)	(5.3)
Net portfolio loans	1,993,001	1,994,966	(0.1)
Loans held for sale	46,134	57,414	(19.7)
Investment securities	476,982	456,344	4.5
Total interest-earning assets	2,605,429	2,747,702	(5.2)
Total assets	2,929,191	3,083,788	(5.0)

Deposits:
Non-interest bearing deposits	267,458	275,605	(3.0)
Interest-bearing demand and savings	1,171,484	1,221,089	(4.1)
Time deposits	1,069,207	1,159,615	(7.8)
Total deposits	2,508,149	2,656,309	(5.6)
Borrowed funds	117,774	120,555	(2.3)
Total interest-bearing liabilities	2,358,465	2,501,259	(5.7)
Shareholders' equity:
Preferred equity	30,855	47,878	(35.6)
Common equity	248,747	228,937	8.7
Accumulated other comprehensive income	4,453	5,429	(18.0)
Total shareholders' equity	284,055	282,244	0.6

	As of
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
SELECTED BALANCE SHEET DATA
End of period balances
Portfolio loans:
Loans not covered by loss share	$1,793,358	$1,786,328	$1,631,004	$1,475,708	$1,417,529
Loans covered by loss share	237,791	248,930	269,388	284,579	307,097
Allowance for loan losses	(38,148)	(40,292)	(34,823)	(40,856)	(36,722)
Net portfolio loans	1,993,001	1,994,966	1,865,569	1,719,431	1,687,904
Loans held for sale	46,134	57,414	29,883	17,793	19,967
Investment securities	476,982	456,344	360,678	334,382	342,739
Total interest-earning assets	2,605,429	2,747,702	2,424,949	2,166,586	2,132,068
Total assets	2,929,191	3,083,788	2,711,173	2,442,815	2,408,890

Deposits:
Non-interest bearing deposits	267,458	275,605	207,928	180,238	162,857
Interest-bearing demand and savings	1,171,484	1,221,089	1,067,855	960,597	956,784
Time deposits	1,069,207	1,159,615	1,033,304	948,658	996,831
Total deposits	2,508,149	2,656,309	2,309,087	2,089,493	2,116,472
Borrowed funds	117,774	120,555	136,895	106,184	117,844
Total interest-bearing liabilities	2,358,465	2,501,259	2,238,054	2,015,439	2,071,459
Shareholders' equity:
Preferred equity	30,855	47,878	47,758	115,946	47,518
Common equity	248,747	228,937	199,200	117,843	116,284
Accumulated other comprehensive income	4,453	5,429	5,222	3,750	1,561
Total shareholders' equity	284,055	282,244	252,180	237,539	165,363

PERFORMANCE SUMMARY

BNC BANCORP

(Dollars in thousands)

(Unaudited)

	For the Three Month Period Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
SELECTED BALANCE SHEET DATA
Quarterly average balances
Loans:
Loans not covered by loss share	$1,794,323	$1,673,506	$1,501,953	$1,434,426	$1,391,120
Loans covered by loss share	243,361	267,632	276,984	295,838	313,339
Total loans	2,037,683	1,941,138	1,778,937	1,730,264	1,704,459
Investment securities	461,781	400,482	336,353	324,010	346,192
Total interest-earning assets	2,650,229	2,495,019	2,236,808	2,124,972	2,112,991
Total assets	2,980,654	2,806,031	2,523,287	2,431,193	2,415,639

Deposits:
Non-interest bearing deposits	262,821	225,419	194,006	181,983	152,239
Interest-bearing demand and savings	1,176,740	1,109,651	991,293	952,747	936,871
Time deposits	1,117,159	1,059,670	955,657	969,292	1,034,249
Total deposits	2,556,720	2,394,740	2,140,956	2,104,022	2,123,359
Borrowed funds	120,496	126,007	123,325	121,946	125,624
Total interest-bearing liabilities	2,414,395	2,295,328	2,070,275	2,043,985	2,096,744
Shareholders' equity	286,388	264,643	241,041	186,987	158,114

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)

	As of
	March 31, 2013	March 31, 2012	% Change
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$232.3	$194.5	19.4
Residential Construction	31.1	25.6	21.5
Presold	18.6	14.5	28.3
Speculative	12.5	11.1	12.6
Loan size - over $400,000	4.3	2.7	59.3
Loan size - $200,000 to $400,000	3.2	3.3	(3.0)
Loan size - under $200,000	5.0	5.1	(2.0)

Commercial Construction	92.9	72.3	28.5
Loan size - $5 million and over	12.5	9.5	31.6
Loan size - $3 million to $5 million	11.0	7.7	42.9
Loan size - $1 million to $3 million	50.0	39.2	27.6
Loan size - under $1 million	19.4	15.9	22.0

Residential and Commercial A&D	15.1	14.1	7.1
Loan size - $1 million to $3 million	8.8	10.1	(12.9)
Loan size - under $1 million	6.3	4.0	57.5

Land	93.2	82.5	13.0
Residential Buildable Lots	31.4	26.8	17.2
Commercial Buildable Lots	18.9	13.1	44.3
Land Held for Development	25.1	25.3	(0.8)
Raw and Agricultural Land	17.8	17.3	2.9

Commercial Real Estate	$1,050.6	$759.9	38.3
Multi-Family	48.6	38.2	27.2
Churches	49.6	37.0	34.1
Retail	757.2	552.7	37.0
Owner Occupied	237.4	162.0	46.5
Investment	519.8	390.7	33.0
Loan size - $5 million to $9 million	89.0	74.7	19.1
Loan size - $3 million to $5 million	82.7	65.3	26.7
Loan size - $1 million to $3 million	215.5	146.9	46.7
Loan size - under $1 million	132.6	103.8	27.8

Industrial	195.2	132.0	47.9
Owner Occupied	105.2	65.9	59.6
Investment	90.0	66.1	36.2
Loan size - $5 million and over	6.2	-	100.0
Loan size - $3 million to $5 million	4.0	4.2	(4.8)
Loan size - $1 million to $3 million	41.7	34.8	19.8
Loan size - under $1 million	38.1	27.1	40.6

LOAN MIX AND STRATIFICATION STATISTICS

BNC BANCORP

(Dollars in millions)

(Unaudited)

	Trends
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$232.3	$196.5	$200.3	$189.2	$194.5
Residential Construction	31.1	27.3	25.7	22.1	25.6
Presold	18.6	15.8	17.8	12.6	14.5
Speculative	12.5	11.5	7.9	9.5	11.1
Loan size - over $400,000	4.3	3.7	1.5	2.4	2.7
Loan size - $200,000 to $400,000	3.2	2.9	1.9	2.2	3.3
Loan size - under $200,000	5.0	4.9	4.5	4.9	5.1

Commercial Construction	92.9	76.1	78.7	71.3	72.3
Loan size - $5 million and over	12.5	6.7	14.5	9.5	9.5
Loan size - $3 million to $5 million	11.0	6.7	3.2	8.4	7.7
Loan size - $1 million to $3 million	50.0	42.7	43.9	36.9	39.2
Loan size - under $1 million	19.4	20.0	17.1	16.5	15.9

Residential and Commercial A&D	15.1	18.1	19.7	15.0	14.1
Loan size - $3 million to $5 million	-	4.4	4.0	3.1	-
Loan size - $1 million to $3 million	8.8	9.1	10.2	7.4	10.1
Loan size - under $1 million	6.3	4.6	5.5	4.5	4.0

Land	93.2	75.0	76.2	80.8	82.5
Residential Buildable Lots	31.4	23.3	25.0	25.6	26.8
Commercial Buildable Lots	18.9	10.2	11.3	13.3	13.1
Land Held for Development	25.1	24.2	22.0	25.2	25.3
Raw and Agricultural Land	17.8	17.3	17.9	16.7	17.3

Commercial Real Estate	$1,050.6	$930.9	$910.2	$803.5	$759.9
Multi-Family	48.6	47.5	43.7	43.2	38.2
Churches	49.6	42.8	43.9	36.8	37.0
Retail	757.2	674.3	662.6	585.1	552.7
Owner Occupied	237.4	196.0	204.1	179.3	162.0
Investment	519.8	478.3	458.5	405.8	390.7
Loan size - $5 million to $9 million	89.0	101.2	102.0	74.2	74.7
Loan size - $3 million to $5 million	82.7	79.4	64.8	57.7	65.3
Loan size - $1 million to $3 million	215.5	186.6	182.8	163.3	146.9
Loan size - under $1 million	132.6	111.1	108.9	110.6	103.8

Industrial	195.2	166.3	160.0	138.4	132.0
Owner Occupied	105.2	93.0	86.9	69.6	65.9
Investment	90.0	73.3	73.1	68.8	66.1
Loan size - $5 million and over	6.2	-	-	-	-
Loan size - $3 million to $5 million	4.0	4.1	4.2	4.2	4.2
Loan size - $1 million to $3 million	41.7	37.6	39.5	37.2	34.8
Loan size - under $1 million	38.1	31.6	29.4	27.4	27.1

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

BNC BANCORP

(Dollars in thousands, except per share data, shares in thousands)

(Unaudited)

Tangible Common Book Value per Share (1)	March 31, 2013	March 31, 2012

Shareholders' equity (GAAP)	$284,055	$165,363
Less: Preferred stock (GAAP)	30,855	47,518
Intangible assets (GAAP)	31,932	28,980
Tangible common shareholders equity (non-GAAP)	221,268	88,865

Common shares outstanding	26,472	9,114

Tangible common book value per share (non-GAAP)	$8.36	$9.75

	For the Three Months Ended
Return on Average Tangible Common Equity (1)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Net income available to common shareholders (GAAP)	$3,750	$4,447	$788	$1,690	$1,124
Plus: Amortization of intangibles, net of tax (GAAP)	160	105	80	112	83
Tangible net income available to common shareholders (non-GAAP)	3,910	4,552	868	1,802	1,207

Average common shareholders equity (non-GAAP)	248,548	216,825	179,255	120,785	110,654
Less: Average intangible assets (GAAP)	32,161	31,235	29,173	28,935	28,694
Average tangible common shareholders' equity (non-GAAP)	216,387	185,590	150,082	91,850	81,960

Return on average tangible common equity (non-GAAP)	7.33%	9.76%	2.30%	7.89%	5.93%

(1) BNC Bancorp management believes investors use this measure to evaluate the Company's performance.